Exhibit 10.133

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), dated as of August __, 2022, is made by and between SMITH & WESSON BRANDS, INC., a Nevada corporation (the “Corporation”), and the undersigned who is either a director, an officer, a director and officer, or Agent of the Corporation (the “Indemnitee”), with this Agreement to be deemed effective as of the date that the Indemnitee first became director, officer, or Agent of the Corporation.

RECITALS

A. WHEREAS, the Corporation is aware that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification, due to the exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. WHEREAS, the Board of Directors of the Corporation (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Corporation, it is necessary for the Corporation contractually to indemnify officers and directors and to assume for itself maximum liability for Expenses (as defined in Section 1.4) and damages in connection with claims against such officers and directors in connection with their service to the Corporation;

C. WHEREAS, Indemnitee is a director and/or an officer of the Corporation or an Agent to the Corporation or the Corporation expects Indemnitee to join the Corporation as a director and/or an officer of the Corporation or Agent to the Corporation;

D. WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service and/or continued services as a director and/or officer of the Corporation or Agent of the Corporation and to enhance Indemnitee’s ability to serve the Corporation in an effective manner, and in order to provide protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Corporation’s articles of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1.4 below) to, Indemnitee as set forth in this Agreement and for the coverage or continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

E. WHEREAS, this Agreement shall supersede and replace all prior indemnity agreements, if any, between Indemnitee and the Corporation or any of its subsidiaries.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s Agreement to provide or to continue to provide services to the Corporation, the parties agree as follows:

1.
Definitions.
1.1
Agent. For the purposes of this Agreement, the term “Agent” shall include any person who is or was a director, officer or director level or above (as shown in the Corporation’s or the applicable consolidated subsidiary’s human resources records) employee of the Corporation or any of its consolidated subsidiaries or, while a director, officer or director level or above (as shown on the Corporation’s or the applicable consolidated subsidiary’s human resources records) of the Corporation or any of its consolidated subsidiaries, is or was serving at the request of the Corporation or any of its consolidated subsidiary as a director, officer, employee or Agent of another corporation, partnership, joint venture, trust or other enterprise.
1.2
Beneficial Owner. For the purposes of this Agreement, the term “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
1.3
Change of Control. For the purposes of this Agreement, the term “Change in Control” has the meaning in Section 8(b) of the Smith & Wesson Brands, Inc. 2022 Incentive Stock Plan. :
1.4
Corporation. For purposes of this Agreement, the “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or Agents so that any person who is or was a director, officer, employee, or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or Agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.
1.5
Disinterested Director. For the purposes of this Agreement, the term “Disinterested Director” means a director of the Corporation who is not and was not a party to, and does not control a party outside the Corporation that is party to, the Proceeding in respect of which indemnification is sought by Indemnitee.
1.6
Enterprise. The term “enterprise” or “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust, or employee benefit plan.

1.7
Expenses. “Expenses” means any and all expenses, including without limitation, attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other out-of-pocket costs and expenses actually and reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) for purposes of Section 6.3 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise; and (iii) any excise taxes assessed on a person with respect to an employee benefit plan. Expenses, however, shall not include amounts paid in settlement by Indemnitee, the amount of judgments or fines against Indemnitee, or penalties or amounts paid in settlement of a proceeding. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.
1.8
Fines. For purposes of this Agreement, references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan.
1.9
Liabilities. For purposes of this Agreement, “liabilities” means judgments, fines, ERISA execute taxes or penalties, and amounts paid in settlement in connection with a proceeding.
1.10
Person. “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
1.11
Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, or other proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.
1.12
Subsidiary. For purposes of this Agreement, “subsidiary” means any Enterprise of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Corporation, by the Corporation and one or more of its subsidiaries, or by one or more of the Corporation’s subsidiaries.

1.13
Serving at the Request of the Corporation. For purposes of this Agreement, “serving at the request of the Corporation” shall include service as a director, officer, employee, or Agent of another corporation, joint venture, trust, or other enterprise that imposes duties on, or involves services by, such Agent with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed indemnifiable Expenses; and action by a person with respect to any employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
1.14
Voting Securities. For the purposes of this Agreement, the term “Voting Securities” means any securities of the Corporation that vote generally in the election of directors.
2.
Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Corporation, at the will of the Corporation (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an Agent of the Corporation, faithfully and to the best of his ability, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Constituent Documents of the Corporation or any subsidiary of the Corporation; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Corporation and any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position. This Agreement shall not be deemed an employment or consulting agreement between the Corporation (or any of its direct or indirect subsidiaries or the Corporation) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with or service to the Corporation or any of its direct or indirect subsidiaries or the Corporation is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement or other written agreement between Indemnitee and the Corporation (or any of its direct or indirect subsidiaries or the Enterprise), any other applicable formal severance policies duly adopted by the Board or, with respect to service as a director and/or officer of the Corporation, by the Corporation’s Constituent Documents or Nevada law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director and/or officer of the Corporation or consultant to the Corporation or, at the request of the Corporation, of any of its direct or indirect subsidiaries or the Enterprise.
3.
Directors’ and Officers’ Insurance. The Corporation shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”), on such terms and conditions as may be approved by the Board.
4.
Mandatory Indemnification. Subject to Section 9 below, the Corporation shall indemnify the Indemnitee, to the fullest extent permitted by Nevada law in effect on the date hereof, or as such laws may from time-to-time hereafter be amended to increase (but not decrease) the scope of such permitted indemnification, including:

4.1
Third-Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (except an action by or in the right of the Corporation) by reason of the fact that the Indemnitee is or was the Agent of the Corporation, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever incurred by the Indemnitee in connection with such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful, unless either the Indemnitee’s act or failure to act constituted a breach of the Indemnitee’s fiduciary duties as a director or officer or the Indemnitee’s breach of those duties involved intentional misconduct, fraud, or a knowing violation of law; and
4.2
Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Corporation, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities incurred by the Indemnitee in connection with such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, unless either the Indemnitee’s act or failure to act constituted a breach of the Indemnitee’s fiduciary duties as a director or officer or the Indemnitee’s breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of Expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action; and
4.3
Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties and amounts paid in settlement) to the extent such have been paid to the Indemnitee by D&O Insurance.

5.
Partial Indemnification and Contribution.
5.1
Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expenses or liabilities of any type whatsoever incurred by the Indemnitee in connection with a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Corporation shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.
5.2
Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Nevada Revised Statutes Chapter 78, then in respect of proceeding in which the Corporation is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of Expenses and liabilities paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines, or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.
6.
Mandatory Advancement of Expenses.
6.1
Advancement. Subject to Sections 7 and 9 below, the Corporation shall advance all Expenses incurred by the Indemnitee in connection with any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Corporation or by reason of anything done or not done by the Indemnitee in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately by determined that the Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Agreement, the Articles of Incorporation or Bylaws of the Corporation, NRS 78.138, or otherwise. The advances to be made hereunder shall be paid by the Corporation to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Corporation. In connection with any request for Expense advancement, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense advancement, Indemnitee shall execute and deliver to the Corporation an undertaking (which shall be accepted without reference to Indemnitee’s ability to repay the Expense advancement), in the form attached hereto as Exhibit A, to repay any amounts paid, advanced, or reimbursed by the Corporation for such Expenses to the extent that it is ultimately determined, following the final disposition of such Proceeding, that Indemnitee was not entitled to indemnification hereunder. Indemnitee’s obligation to reimburse the Corporation for Expense advancement shall be unsecured and no interest shall be charged thereon. All Expense advancements shall be paid without deduction (other than any legally mandated deductions for tax withholdings) or off set.
6.2
Exception. Notwithstanding the foregoing provisions of this Section 6, the Corporation shall not be obligated to advance any Expenses to the Indemnitee arising from a lawsuit filed directly by the Corporation against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee’s request to be advanced Expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed in the manner set forth in Section 8.5 hereof, with all references therein to “indemnification” being deemed to refer to “advancement of Expenses,” and the burden of proof shall be on the Corporation to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith. The Corporation may not avail itself of this Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Corporation has undergone a Change of Control.
6.3
Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Corporation shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 6, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Corporation under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Proceedings, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. Indemnitee shall be required to reimburse the Corporation in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith. All such amounts shall be paid without deduction (other than any legally mandated deductions for tax withholdings) or off set.
7.
Notice and Other Indemnification Procedures.
7.1
Notification. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation of the commencement or threat of commencement thereof.
7.2
Insurance. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.
7.3
Defense. In the event the Corporation shall be obligated to advance the Expenses for any proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in any such proceeding at the Indemnitee’s expense; (b) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Corporation, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense, or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the expense of the Corporation.
7.4
Settlement of Claims. So long as the Corporation shall not be in material breach of its obligation under this Agreement (after notice and a thirty (30) day cure period), the Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Proceeding related to an Indemnifiable Proceeding effected without the Corporation’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change of Control has occurred, the Corporation shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an independent counsel (appointed by the Indemnitee as provided in Section 7.3 above) has approved the settlement. The Corporation shall not settle any Proceeding related to an Indemnifiable Proceeding in any manner that would impose any fines on the Indemnitee or which would result in the issuance of any injunction binding upon the Indemnitee or the creation of any contractual obligation on the part of the Corporation to do or not do anything, without the Indemnitee’s prior written consent.
8.
Determination of Right to Indemnification.
8.1
Success on Merits. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue, or matter described therein, the Corporation shall indemnify the Indemnitee against Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding, or such claim, issue, or matter, as the case may be.
8.2
Proof by Corporation. In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Corporation shall nonetheless indemnify the Indemnitee unless the Corporation shall prove by clear and convincing evidence to a forum listed in Section 8.4 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.
8.3
Termination of Proceeding. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere its equivalent, does not, of itself, create a presumption that a person (a) did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful, (c) the person’s act or failure to act constituted a breach of the person’s fiduciary duties as a director or officer or the person’s breach of those duties involved intentional misconduct, fraud, or a knowing violation of law, or (d) is liable pursuant to NRS 78.138.
8.4
Applicable Forums. The Indemnitee shall be entitled to select the forum in which the validity of the Corporation’s claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Corporation only with the approval of the Corporation and, if the Indemnitee is a director or officer at the time of such determination, the determination shall be made in accordance with (a), (b), (c) or (d) below at the election of the Corporation:
(a)
A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought even though less than a quorum;
(b)
By a committee of directors who are Disinterested Directors, even though less than a quorum of the Board;
(c)
If there are no directors who are not parties to the proceeding for which indemnification is sought, or if such directors so direct, by independent legal counsel in a written opinion;
(d)
The stockholders of the Corporation;
(e)
A panel of three arbitrators, one of whom is selected by the Corporation, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or
(f)
The Eighth Judicial District Court of the State of Nevada (“Nevada Court”).
8.5
Submission. As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.4 above, the Corporation shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Corporation shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

8.6
Appeals. If the forum selected in accordance with Section 8.4 hereof is not a court, then after the final decision of such forum is rendered, the Corporation or the Indemnitee shall have the right to apply to the Nevada Court for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of the forum selected in accordance with Section 8.4 is rendered. The rights of the Corporation or the Indemnitee to appeal any decision of the Nevada Court shall be governed by the applicable laws and rules governing appeals of the decision of the Nevada Court.
8.7
Expenses for Interpretation. Notwithstanding any other provision in this Agreement to the contrary, the Corporation shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other proceeding between the Corporation and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless the Nevada Court finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.
9.
Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement in the following circumstances:
9.1
Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of Expenses arising under this Agreement, the Constituent Documents of the Corporation or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board finds it to be appropriate; or
9.2
Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Corporation consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or
9.3
Securities Law Actions. To indemnify the Indemnitee (a) on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; (b) for Indemnitee’s reimbursement to the Corporation of any bonus; or (c) as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002) in connection with an accounting restatement of the Corporation or the payment to the Corporation of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act; or

9.4
Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the mater shall determine that such indemnification is not lawful. In this respect, the Corporation and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.
10.
Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under the Constituent Documents, Chapter 78 of the Nevada Revised Statutes, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. No amendment to any of the Constituent Documents shall have the effect denying, diminishing or encumbering Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision and shall be subordinate to Indemnitee’s rights under this Agreement.
11.
General Provisions.
11.1
Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.
11.2
Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable by the Nevada Court for any reason whatsoever, then: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.
11.3
Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
11.4
Subrogation. In the event of full payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
11.5
Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.
11.6
Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. The indemnification and advancement of Expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
11.7
Notice. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given; (a) if delivered by hand and receipted for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.
11.8
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with Nevada law applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Corporation and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Nevada Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Nevada Court lacks venue or that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.
11.9
Remedies of Indemnitee.
(a)
If (1) a determination is made pursuant to the Agreement that Indemnitee is not entitled to indemnification, (2) advances of Expenses are not timely made pursuant to this Agreement, (3) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (4) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of the remedy sought in the Nevada Court. The Corporation hereby consents to service and to appear in any such proceeding.

(b)
The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.
(c)
In addition to any other remedies to which the Indemnitee may be entitled, at law, in equity or in arbitration, to the extent that any moneys are determined to be owed by the Corporation to the Indemnitee, such amounts shall bear interest from the date said amounts were due at the lesser of ten (10) percent per annum (compounded monthly), or the maximum amount allowed by applicable Nevada law.
11.10
Consent to Jurisdiction. The Corporation and the Indemnitee each hereby irrevocably consent to the Nevada Court for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
11.11
Attorneys’ Fees. In the event Indemnitee prevails on the predominant issue sought in any such Proceeding, Indemnitee shall be entitled to reasonable fees and costs in bringing and pursuing such Proceeding, which amount shall be determined by a court of competent jurisdiction.
11.12
Duration. All agreements and obligations of the Corporation contained herein shall continue during the period that Indemnitee is a director and/or officer of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, member, manager, trustee or Agent of or consultant to the Corporation, any direct or indirect subsidiary, or the Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Indemnifiable Proceeding (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret Indemnitee’s rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Proceeding (such period being referred to as the “Term of this Agreement”).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

SMITH & WESSON BRANDS, INC., INDEMNITEE

a Nevada corporation

By:

Name: [Print Name of Indemnity]

Title:

[Signature of Indemnity]

EXHIBIT A

ACTIVE 66005752v9

EXHIBIT A

FORM OF UNDERTAKING FOR ADVANCEMENT OF EXPENSES

[DATE]

Attn:

SMITH & WESSON BRANDS, INC.,

[Address]

Re: Undertaking to Repay Advancement of Expenses.

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement, dated [DATE], by and between SMITH & WESSON BRANDS, INC., a Nevada corporation (the “Corporation”), and the undersigned as Indemnitee (the “Indemnification Agreement”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Proceeding.

I have become subject to [DESCRIPTION OF PROCEEDING] (the proceeding) based on my status as [TITLE] of the Corporation/alleged actions or failures to act in my capacity as [TITLE] of the Corporation. This undertaking also constitutes notice to the Corporation of the proceeding pursuant to Section 7 of the Indemnification Agreement. The following is a brief description of the [current status of the] proceeding:

[DESCRIPTION OF PROCEEDING]

Pursuant to Section 6 of the Indemnification Agreement, I hereby request an Expense advancement in connection with the proceeding. The Expenses for which advances are requested are as follows:

[DESCRIPTION OF EXPENSES]

In connection with the request for Expense advancement set out above, I hereby undertake to repay any amounts paid, advanced or reimbursed by the Corporation for such Expense advancement to the extent that it is ultimately determined that I am not entitled to indemnification under the Indemnification Agreement.

This undertaking shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws thereof.

EXHIBIT A

ACTIVE 66005752v9

Very truly yours,
________________ Name: Title:

cc: Corporate Secretary

EXHIBIT A

ACTIVE 66005752v9